Exhibit 99.1

Imperial Holdings, Inc. Announces First Quarter 2015 Results

Company Reports Book Value of $9.86 per Share

Boca Raton, FL, May 6, 2015 – Imperial Holdings, Inc. (NYSE: IFT) (“Imperial” or the “Company”) announced today its financial results for the three months ended March 31, 2015.

Three Months Ended March 31, 2015

Total income from continuing operations was $13.0 million for the three months ended March 31, 2015 compared to a total income from continuing operations of $13.6 million for the same period in 2014. Total expenses were $19.1 million for the three months ended March 31, 2015 compared to $12.9 million for the same period in 2014. The increase in expenses was primarily due to a $3.5 million increase in interest expense, approximately $2.8 million of this amount is related to the Company’s Senior Secured Notes, and a $1.2 million increase in professional fees. Additionally, the fair value of the Company’s revolving credit facility debt was $3 million higher than for the same period in 2014.

The Company reported a net loss from continuing operations of $4.2 million, or ($.19) per diluted share, for the three months ended March 31, 2015, compared to a net loss of $3.3 million, or ($0.16) per diluted share, for the same period in 2014.

As of March 31, 2015, the Company had cash and cash equivalents of approximately $39.6 million. The Company’s book value at March 31, 2015 was $9.86 per share. As of May 6, 2015, the Company had 21,402,990 shares outstanding.

Life Settlements Portfolio Highlights

At March 31, 2015, the estimated fair value of the Company’s 632 life insurance policies was $429.6 million compared to $388.9 million for 607 life insurance policies at December 31, 2014.

The weighted average discount rate was 17.31% at March 31, 2015 compared to 17.77% at December 31, 2014. The aggregate face value of the Company’s portfolio of life insurance policies was approximately $3.0 billion at March 31, 2015. During the first quarter, the Company experienced 5 maturities totaling $13.2 million, including one maturity for $741,000 which was acquired during the first quarter and not pledged as collateral under the revolving credit facility. Additionally, since the quarter end, the Company has experienced an additional maturity with a face value of $3.1 million.

Antony Mitchell, Chief Executive Officer of Imperial, commented: “This quarter we acquired 30 policies which were not pledged to our revolving credit facility. Together, with policy acquisitions made in the fourth quarter, we have shaped a portfolio that now should provide greater short term cash flows. This portfolio has now reached $115 million in fair value — more than double its value just two quarters ago. This significantly larger and more diversified portfolio has also allowed us to begin actively working towards long-term, lower cost financing.”

Conference Call

The Company will host a conference call today at 5:00 P.M ET. To join the call, please dial US Toll Free (877) 312-5529 or from Outside of the US (253) 237-1147 and provide Conference ID 23666006 when prompted.

The conference call will also be broadcast live through a link on the Investor Relations section of the Company’s website at www.imperial.com. Please visit the website at least 10 minutes prior to the call to register, download and install any necessary audio software.

About Imperial Holdings, Inc.

Imperial is a leading specialty finance company that provides customized liquidity solutions to owners of illiquid financial assets. More information about Imperial can be found at www.imperial.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Imperial Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Imperial believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Imperial does not assume a duty to update these forward-looking statements.

Contact:

David Sasso

Imperial Holdings, Inc.

Director- Investor Relations

561.672.6114

IR@imperial.com

www.imperial.com

-SELECTED FINANCIAL TABLES FOLLOW-

Imperial Holdings, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014*
	(Unaudited)
	(In thousands except share data)
ASSETS
Assets
Cash and cash equivalents	$34,438	$51,166
Cash and cash equivalents (VIE)	5,166	3,751
Prepaid expenses and other assets	2,247	1,502
Deposits - other	1,365	1,340
Deposits on purchases of life settlements	346	1,630
Structured settlement receivables, at estimated fair value	377	384
Structured settlement receivables at cost, net	597	597
Investment in life settlements, at estimated fair value	114,952	82,575
Investment in life settlements, at estimated fair value (VIE)	314,598	306,311
Receivable for maturity of life settlements	741	—
Receivable for maturity of life settlements (VIE)	3,447	4,000
Fixed assets, net	341	355
Investment in affiliates	2,384	2,384
Deferred debt costs, net	3,971	3,936

Total assets	$484,970	$459,931

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$7,050	$6,140
Accounts payable and accrued expenses (VIE)	585	423
Other liabilities	1,333	1,256
Interest payable - senior unsecured convertible notes	768	2,272
Senior unsecured convertible notes, net of discount	56,494	55,881
Interest payable - senior secured notes	423	261
Senior secured notes, net of discount	48,153	24,036
Revolving Credit Facility debt, at estimated fair value (VIE)	152,498	145,831
Deferred tax liability	6,692	8,728

Total liabilities	273,996	244,828
Commitments and Contingencies
Stockholders’ Equity
Common stock (par value $0.01 per share, 80,000,000 authorized; 21,402,990 issued and outstanding as of March 31, 2015 and December 31, 2014)	214	214
Preferred stock (par value $0.01 per share, 40,000,000 authorized; 0 issued and outstanding as of March 31, 2015 and December 31, 2014)	—	—
Additional paid-in-capital	266,898	266,705
Accumulated deficit	(56,138)	(51,816)

Total stockholders’ equity	210,974	215,103

Total liabilities and stockholders’ equity	$484,970	$459,931

*	Derived from audited consolidated financial statements.

Imperial Holdings, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended March 31,
	2015	2014
	(in thousands, except share and per share data)
Income
Interest income	$6	$2
Loss on life settlements, net	—	(360)
Change in fair value of life settlements	12,912	13,956
Other income	62	4

Total income	12,980	13,602

Expenses
Interest expense	6,278	2,801
Change in fair value of Revolving Credit Facility debt	4,139	1,129
Change in fair value of conversion derivative liability	—	2,062
Personnel costs	1,728	2,168
Legal fees	3,761	2,844
Professional fees	2,323	1,171
Insurance	346	423
Other selling, general and administrative expenses	507	346

Total expenses	19,082	12,944

(Loss) income from continuing operations before income taxes	(6,102)	658
(Benefit) provision for income taxes	(1,937)	3,976

Net loss from continuing operations	$(4,165)	$(3,318)

Discontinued Operations:
Loss from discontinued operation	(256)	(19)
(Benefit) provision for income taxes	(99)	—

Net loss from discontinued operations	$(157)	$(19)

Net loss	$(4,322)	$(3,337)

Basic and diluted loss per share:
Continuing operations	$(0.19)	$(0.16)
Discontinued operations	$(0.01)	$—

Net loss	$(0.20)	$(0.16)

Weighted average shares outstanding:

Basic and diluted	21,361,930	21,344,112

Life Finance Business Segment

	For the Three Months Ended March 31,
	2015	2014

Period Acquisitions — Policies Owned
Number of policies acquired	30	—
Average age of insured at acquisition	86.0	—
Average life expectancy - Calculated LE (Years)	5.0	—
Average death benefit	$2,798	$—
Aggregate purchase price	$25,411	$—

End of Period — Policies Owned
Number of policies owned	632	601
Average Life Expectancy - Calculated LE (Years)	10.4	11.4
Aggregate Death Benefit	$3,001,987	$2,920,399
Aggregate fair value	$429,550	$315,464
Monthly premium — average per policy	$8.2	$7.5